Exhibit 3.p

CROWN FINANCIAL CORPORATION

BY-LAWS

ARTICLE I

SHAREHOLDERS

Section 1. Meetings

(a) All meetings of the shareholders shall be held at the principal office of the corporation in Philadelphia, Pa. or at such other place within or without the Commonwealth of Pennsylvania as may be fixed from time to time by the Board of Directors.

(b) Shareholders having voting power may vote at all meetings either in person or by proxy in writing.

(c) A majority in amount of the shares having voting power issued and outstanding, represented by the holder in person or by proxy, shall be requisite at every meeting, except as provided by law, to constitute a quorum for the election of Directors or for the transaction of other business.

(d) Voting upon all questions at all meetings of the shareholders shall be by shares having voting power not per capita.

(e) The vote for Directors, and upon the demand of any shareholder, the vote upon any question before the meeting, shall be by ballot.

(f) Except as now or hereafter otherwise provided by law, written notice of every meeting of the shareholders shall be mailed to each shareholder having voting power, at his address, as the same appears on the share book of the corporation, not less than five, or more than twenty, days prior to the meeting.

Section 2. Annual Meeting

(a) The annual meeting of shareholders, after the year 1962, shall be held on the 3rd Monday of February in each year, unless a legal holiday, and if a legal holiday, then on the next secular day following, at ten o’clock A.M., at the principal office of the Corporation in Philadelphia, Pa., or at such other place within or without the Commonwealth of Pennsylvania as may be fixed from time to time by the Board of Directors, when they shall elect by ballot a Board of Directors to serve for one year and until their successors are elected or chosen and qualify.

(b) All elections for Directors shall be by ballot and each shareholder shall be entitled to one vote, in person or by proxy, for each share having voting power standing registered in his or her name on the twentieth day preceding the election exclusive of the day of such election.

(c) All proxies shall be filed with the Secretary of the meeting before being voted upon.

(d) In all elections for Directors, every shareholder entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the number of Directors to be elected, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected.

(e) Such election may be conducted by one or three Judges, who may or may not be shareholders, appointed by the Board of Directors, or if the Board of Directors fail to so appoint, by the presiding officer of the meeting. The Judge or Judges shall decide all questions relating to the validity of proxies and votes, and all other questions pertaining to the election and shall in writing certify to the returns. No person who is a candidate for office shall act as a Judge. If no Judges are so appointed, the election shall be conducted in such manner and form as the meeting may determine.

Section 3. Special Meetings of Shareholders

Special meetings of the shareholders may be called by the President; and shall, at the request in writing of, or by vote of, a majority of the Board of Directors, or at the request in writing by shareholders of record owning one-fifth in amount of the shares of the Corporation issued and outstanding having voting power, be called by the Secretary. Notice shall be given as provided in Section 1(f) above.

ARTICLE II

DIRECTORS

Section 1. Number. The number of Directors which shall constitute the whole Board shall be not less than three (3), nor more than seven (7), and the Board of Directors prior to each annual meeting shall set the number of Directors to be elected at said meeting. Directors need not be stockholders.

Section 2. First Meeting. The newly elected directors shall hold a meeting at the principal office of the Company, for the purpose of organization, the election of officers and the transaction of business generally, if a quorum be present, immediately after the organization meeting of incorporators and subscribers, and thereafter, immediately after each annual meeting of stockholders. Notice of the time and place of the annual meeting of directors shall be mailed to each director not less than three days prior to the meeting.

Section 3. Election of Officers. At such meeting, the directors shall elect a President, a Treasurer, and a Secretary, and may elect a Vice-President and such other officers, as in their opinion the needs of the Corporation require. In case such officers shall not be elected at such meeting, they may be chosen at any subsequent meeting of directors called for the purpose.

Section 4. Regular Meetings. Regular meetings of the directors may be held at such times and places as shall be designated by resolution of the Board. Notice of the time and place of the meeting shall be sent to each director not less than three days prior to the meeting.

Section 5. Special Meetings. Special meetings of the directors may be called by the President; and shall, upon the written request of not less than two directors, be called by the Secretary. Notice must be given to each director as provided in Section 4 above. Any business may be transacted at a special meeting subject, however, to compliance with the provisions for notice and waivers contained in Article VI.

Section 6. Quorum and Board Action. A majority of the directors shall be necessary at all meetings to constitute a quorum for the transaction of any business, and no Board action shall be valid unless approved by a majority of all the directors of the Corporation; provided that if all the directors shall severally or collectively consent in writing to any action taken or to be taken by the Corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.

Section 7. Place of Meeting. The directors shall hold their meetings at the principal office of the Company, in Philadelphia, Pennsylvania or at such other place as the directors may designate.

Section 8. General Powers of Directors. The Board of Directors shall have the management of the business of the Corporation. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or these By-Laws directed or required to be exercised or done by the shareholders.

Section 9. Specific Powers of Directors. Without prejudice to the general powers conferred by the last preceding clause, and the other powers conferred by the Articles, and by these By-Laws, it is hereby expressly declared that the Board of Directors shall have the following powers, that is to say:

First: From time to time to make and change rules and regulations not inconsistent with these By-Laws, for the management of the Corporation’s business and affairs.

Second: To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such price and on such terms and conditions and for such consideration as they shall from time to time see fit.

Third: At their discretion to pay for any property or rights acquired by the Corporation, either wholly or partly in money or in stock, bonds, debentures or other securities of the Corporation.

Fourth: To appoint and, at their discretion, remove or suspend subordinate employees, agents or servants, permanently or temporarily, as they may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as they may think fit.

Fifth: To confer by resolution upon any appointed officer of the Corporation the power to choose, remove or suspend such subordinate employees, agents or servants.

Sixth: To appoint any person or persons to accept and hold in trust for the Corporation any property belonging to the Corporation, or in which it is interested, or to act as trustees and to execute and do all such duties and things as may be requisite in relation to any such trust.

Seventh: To determine who shall be authorized on the Corporation’s behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

Eighth: From time to time to provide for the management of the affairs of the Corporation, at home or abroad, in such manner as they see fit, and in particular, from time to time, to delegate any of the powers of the Board in the course of the current business of the Corporation to any standing or special committee, or to any officers or agents, and to appoint any persons to be the agents of the Corporation with such powers (including the power to sub-delegate), and upon such terms as may be thought fit.

Section 10. Attendance Fee. Directors as such shall not receive any stated salary for services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11. Removal of Directors. The Board of Directors may declare vacant the office of a director if he be declared of unsound mind by an order of court, or convicted of felony, or for any other proper cause, or if, within sixty days after notice of his election, he does not accept such office either in writing or by attending a meeting of the Board of Directors.

ARTICLE III

OFFICERS

Section 1. Officers. The executive officers of the Company shall be the President, the Secretary, the Treasurer, and, if deemed necessary by the Directors, a Vice-President. One person may simultaneously hold two or more offices, except the offices of President and Secretary. The directors may, from time to time, appoint such other officers as they shall deem proper, and determine their powers and duties.

Section 2. Compensation. The executive officers shall receive such compensation as the Board shall authorize.

Section 3. Delegation of Powers and Duties of Officers. In case of the absence of an officer, or for any other reason which may seem sufficient to them, the directors or the President (unless and until the directors vote otherwise) may devolve all or any of the powers and duties of such officer for the time being upon any other officer.

Section 4. Removal of Officers. The directors may at any time remove from office any officer elected or appointed by them and any subordinate officer.

Section 5. Powers and Duties of Officers. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the property and affairs of the Corporation as may be provided in these By-Laws, or, in the absence of controlling provisions in these By-Laws, as may be determined by resolution of the Board of Directors.

Section 6. Powers and Duties of the President.

(a) The President shall preside at all meetings of the shareholders and directors; he shall have general and active management and direction of the business of the Corporation; shall see that all orders and resolutions of the Board are carried into effect; shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation; shall keep in safe custody the seal of the Corporation, and, when authorized by the Board, affix the seal to any instrument requiring the same, and the seal, when so affixed, shall be attested by the signatures of the Secretary or the Treasurer.

(b) He shall have general superintendence and direction of all the other officers of the Corporation, and shall see that their duties are properly performed.

(c) He shall submit a report of the operations of the Corporation for the fiscal year to the directors and to the shareholders at the annual meeting, and from time to time shall report to the Board all matters within his knowledge which the interests of the Corporation may require to be brought to their notice.

(d) He shall be ex-officio a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation.

Section 7. Powers and Duties of the Vice-President. During the absence or disability of the President, it shall be the duty of the Vice-President, if there be one, to preside at meetings of the directors and stockholders. He shall exercise such other powers and perform such other duties as the directors or the President shall from time to time prescribe, and during the absence or disability of the President, he shall exercise all of the powers of the President contained in Article III, Section 6 above.

Section 8. Powers and Duties of the Secretary. The Secretary shall keep full minutes of all meetings of the shareholders and directors; he shall be ex-officio Secretary of the Board of Directors; he shall attend all sessions of the Board; shall act as clerk thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and he shall perform like duties for the standing committees when required. He shall give, or cause to be given notice of all meetings of the shareholders of the Corporation and of all meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.

Section 9. Powers and Duties of the Treasurer.

(a) The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.

(b) He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer, and of the financial condition of the Corporation. He shall furnish to the Corporation, if the directors so require, a bond in a sum, and with one or more sureties, acceptable to the Board of Directors, for the faithful performances of the duties of his office.

ARTICLE IV

REMOVALS; RESIGNATIONS; FILLING

OF VACANCIES; TERMS OF OFFICE

Section 1. Resignations. Any director or other officer may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

Section 2. Filling of Vacancies. If the office of any director or officer becomes vacant, by reason of his death, removal or resignation, or otherwise, the directors in office, by majority vote of those then remaining in-office, may appoint any qualified person to fill such vacancy.

Section 3. Terms of Office. Every director and officer shall hold his office, unless he resigns or is removed, until the succeeding annual election and until his successor is elected and qualifies.

ARTICLE V

CAPITAL STOCK, DIVIDENDS AND

DISTRIBUTION OF ASSETS

Section 1. Issue of Certificates of Stock. Every stockholder shall be entitled to receive a certificate of the number of shares standing to his credit on the books of the Corporation, signed by the President, or Vice-President and countersigned by the Secretary or Treasurer, and sealed with the common seal of the Corporation.

Section 2. Stock Book. The Treasurer shall cause a book to be kept at the principal office of the Company, which shall contain the names of all persons, alphabetically arranged, who are or who shall within one year have been stockholders of the Company, showing their places of residence, the number of the shares of stock held by them, respectively, and the times when they respectively became owners thereof, and the amount paid on such shares, and the total amount of the capital stock paid in.

Section 3. Transfers of Shares.

(a) All transfers of the shares of the Corporation shall be made upon the books of the Corporation by written order or assignment of the holder of the shares or his legal representatives; certificates of transferred shares shall be surrendered and cancelled at the time of the transfer, and no new certificates shall be issued until the old certificates are surrendered and cancelled.

(b) No transfer of shares shall be made on the books within ten days next preceding the day appointed for paying a dividend.

(c) The Board may also close the transfer books for not exceeding twenty days preceding the annual meeting of shareholders; provided, however, that in case of a proposed amendment to permit an increase of the authorized capital stock, the Board may close such books for not exceeding seventy days before the meeting of shareholders to vote thereupon.

(d) The Corporation shall be entitled to treat the registered holder of any shares as the absolute owner thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share, on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

Section 4. Lost or destroyed Certificates. Any person desiring a certificate of stock to be issued in lieu of one alleged to be lost or destroyed, shall make and deliver to the Company an affidavit of the facts concerning such loss or destruction and of his ownership of the shares evidenced thereby, and shall give notice of such loss or destruction by advertisement in one or more newspapers of general circulation published in Philadelphia, Pa. at least once a week for four consecutive weeks, describing the certificate, and shall also give the Company a bond of indemnity in such form and for such amount and with such sureties as shall be required by the directors, whereupon the President and the Treasurer may, not less than one week after publication of the last advertisement, issue a new certificate of the same tenor as the one alleged to be lost or destroyed, therein specifying that it is issued in lieu thereof.

Section 5. Dividends. The directors may at any time declare dividends of so much of the surplus or net profits of the Company as shall appear advisable to them, such dividends to be paid to the stockholders or their legal representatives at such time after such declaration as the directors may fix.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall end on the last day of December in each year.

Section 2. Offices. The principal office of the Corporation shall be established and maintained at Philadelphia, Pa., or at such other place as shall from time to time be designated by the directors.

Section 3. Directors’ Annual Report. It is hereby expressly provided that the Directors of this Corporation need not cause to be sent to the shareholders of this Corporation any financial report specified by the Business Corporation Law of Pennsylvania; provided, however, that this By-Law shall not be construed to prohibit the Directors or Officers from sending financial or other reports to the shareholders, from time to time, in such form as the Directors in their discretion may, from time to time, deem necessary or advisable, but such reports need not be verified by a certified public accountant.

Section 4. Notice of Meetings. Whenever written notice is required to be given to any person, by law, the Articles or these By-Laws, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in case of a special meeting, the general nature of the business to be transacted.

Section 5. Waiver of Notice. Whenever any written notice is required to be given by the Articles or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting, neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting.

Section 6. Waiver of Notice by Attendance. Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 7. Interpretation. In these By-Laws, unless there shall be something in the subject or context inconsistent therewith:

“Stockholder” or “shareholder” means the registered owner of a share or shares of the capital stock.

In provisions relating to meetings of stockholders, “majority” means a majority in interest, and “present” means present in person or represented by proxy.

“Board”, “Board of Directors” and “Directors” mean, respectively, the directors of the company for the time being duly convened in a regular or special meeting.

Words importing the singular number include the plural and vice versa; words importing masculine include all genders; and words importing natural persons include corporations and other entities.

Section 8. Inconsistency with Law. If any provision of these By-Laws shall be inconsistent with any law or laws of the Commonwealth of Pennsylvania now or hereafter in force, then the provisions of such law or laws shall prevail.

ARTICLE VII

AMENDMENTS

Section 1. Amendment by Shareholders. The shareholders having voting power, by the affirmative vote of a majority of the shares issued and outstanding, may at any regular, or upon notice, at any special meeting, alter, amend or repeal any one or more of these By-Laws, or add thereto.

Section 2. Amendment by Directors. The Board of Directors, by the affirmative vote of a majority of the members, may alter, amend or repeal any one or more of these By-Laws, or add thereto, at any regular meeting of the Board or at any special meeting of the Board, provided that notice of the proposed alteration, amendment or repeal has been given to each Director; and further provided that the directors may not amend, alter or repeal or add to this Article (VII) and that any action of the Board with respect to By-Laws shall be subject to the power of the shareholders to change such action.